Exhibit 99.2

FREESCALE SEMICONDUCTOR, INC.

OFFER FOR ALL OUTSTANDING

SENIOR FLOATING RATE NOTES DUE 2014 (CUSIP NO. 35687MAG2)

IN EXCHANGE FOR

SENIOR FLOATING RATE NOTES DUE 2014

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

OFFER FOR ALL OUTSTANDING

9-1/8%/9-7/8% SENIOR PIK-ELECTION NOTES DUE 2014 (CUSIP NO. 35687MAJ2)

IN EXCHANGE FOR

9-1/8%/9-7/8% SENIOR PIK-ELECTION NOTES DUE 2014

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

OFFER FOR ALL OUTSTANDING

8-7/8% SENIOR FIXED RATE NOTES DUE 2014 (CUSIP NO. 35687MAL1)

IN EXCHANGE FOR

8-7/8% SENIOR FIXED RATE NOTES DUE 2014

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

OFFER FOR ALL OUTSTANDING

10-1/8% SENIOR SUBORDINATED NOTES DUE 2016 (CUSIP NO. 35687MAN7)

IN EXCHANGE FOR

10-1/8% SENIOR SUBORDINATED NOTES DUE 2016

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

To:	Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees

Freescale Semiconductor, Inc. (the “Company”) is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated March     , 2007 (the “Prospectus”), to exchange (the “Exchange Offer”) their Senior Floating Rate Notes Due 2014, 9 1/8%/9 7/8% Senior PIK-Election Notes Due 2014, 8 7/8% Senior Fixed Rate Notes Due 2014 and 10 1/8% Senior Subordinated Notes Due 2016, which have been registered under the Securities Act of 1933, as amended, for their outstanding Senior Floating Rate Notes Due 2014, 9 1/8%/9 7/8% Senior PIK-Election Notes Due 2014, 8 7/8% Senior Fixed Rate Notes Due 2014 and 10 1/8% Senior Subordinated Notes Due 2016 (the “Original Notes”). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated December 1, 2006 (the “Registration Rights Agreement”), by and between the Company and the initial purchasers referred to therein.

We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated March     , 2007; and

2. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2007 UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

A holder may only tender Original Notes by book-entry transfer of the Original Notes into the exchange agent’s account at The Depository Trust Company. To participate in the Exchange Offer, a tendering holder must, on or prior to the Expiration Date, transmit an agent’s message to the exchange agent, in accordance with the instructions set forth in the Prospectus.

The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer.

Any inquiries you may have with respect to Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the exchange agent for the Exchange Offer, at its address and telephone number set forth in the Prospectus.

Very truly yours,

Freescale Semiconductor, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.

Enclosures

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